Exhibit 4.10

EXECUTION COPY

THIRD AMENDMENT

                              THIRD AMENDMENT, dated as of June 20, 2003 (this "Third Amendment"), to the 364-Day Credit Agreement, dated as of July 2, 2001 (as amended by the Amendment and Waiver dated as of November 28, 2001, and as further amended by the Second Amendment dated as of June 21, 2002, and as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among INGERSOLL-RAND COMPANY LIMITED, a Bermuda company ("IR Parent"), INGERSOLL-RAND COMPANY, a New Jersey corporation (the "Borrower"), the several banks and other financial institutions from time to time parties to the Credit Agreement (the "Banks"), JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank), as administrative agent (in such capacity, the "Administrative Agent"), CITIGROUP CAPITAL MARKETS INC. (formerly known as Salomon Smith Barney Inc.) and DEUTSCHE BANK SECURITIES INC. (formerly known as Deutsche Banc Alex. Brown Inc.), as co-syndication agents, and THE BANK OF NOVA SCOTIA and BANK OF TOKYO MITSUBISHI TRUST COMPANY, as co-documentation agents.

W I T N E S S E T H:

                               WHEREAS, the Borrower and IR Parent have requested that the Banks extend their commitments under the Credit Agreement and that the Credit Agreement be otherwise amended as specified herein; and

                                WHEREAS, the Administrative Agent and the Banks are willing to agree to the requested amendments on the terms and conditions contained herein;

                                NOW THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                1.  Defined Terms.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                                2.  Amendments to Section 1.1 (Definitions).  (a) Section 1.1 of the Credit Agreement is hereby amended by changing the definition of "Termination Date", replacing the date "June 27, 2003" with the date "June 25, 2004".

                                (b)         Section 1.1 of the Credit Agreement is hereby amended by adding thereto in their proper alphabetical order the following defined terms:

                                "Guarantors" means Borrower and IR Parent, "Guarantor" means either of the foregoing.

                                "Supermajority Banks" means at any time Banks having at least 66⅔% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding
                                 Loans evidencing at least 66⅔% of the aggregate unpaid principal amount of the Loans.

                                3.  Amendments to Section 1.2 (Accounting Terms and Determinations).  Section 1.2 of the Credit Agreement is hereby amended by inserting at the end of such Section the following proviso: "provided that, for purposes of determining the date of the applicable generally accepted accounting principles under this Section 1.2(y), the reference to such Section 4.4(a) financial statements shall be deemed to be to the financial statements for the period ended December 31, 2000."

                                4.  Amendments to Section 4.4 (Financial Information; No Material Adverse Change).  Section 4.4 of the Credit Agreement is hereby amended by:

                                (a)                in subsection (a) thereof, (i) deleting the date "December 31, 2001" and inserting in lieu thereof the date "December 31, 2002" and (ii) in the fourth line of such subsection, deleting the year "2001" and inserting in lieu thereof the year "2002"; and

                                (b)                in subsections (b) and (c) thereof, deleting each occurrence of the date "March 31, 2002" and inserting in lieu thereof the date "March 31, 2003".

                                5.  Amendments to Section 9.5 (Amendments and Waivers).  Section 9.5 of the Credit Agreement is hereby amended by deleting in its entirety such Section and inserting in lieu thereof the following new Section 9.5:

                                Section 9.5.  Amendments and Waivers.  Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of any Agent are affected thereby, by such Agent); provided that (a) no such amendment or waiver shall, unless signed by each of the Banks directly affected thereby, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all
                                Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment or (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement and (b) no such amendment or waiver shall, unless consented to by the Supermajority Banks, release Guarantor from its material guarantee obligations set forth in Section 9.16 hereof.

                                6.  Commitments.  Upon the effectiveness of this Third Amendment, Commitments shall be modified as set forth in Section 7(b) hereof.

                                7.  Effectiveness.

                                (a)                This Third Amendment shall become effective on June 27, 2003, provided that on or prior to such date the Administrative Agent shall have received (i) counterparts hereof duly executed by the Borrower, IR Parent, the Administrative Agent and each Bank, (ii) upfront fees for the benefit of each Bank, based on such Bank's final Commitment allocation, (iii) certificates of the chief financial officer or the treasurer of each of the Borrower and IR Parent stating that the representations and warranties of the Borrower and IR Parent, respectively, set forth in Article IV of the Credit Agreement, as amended hereby, are true in all material respects as of the date of such certificate, (iv) legal opinions of counsel for the Borrower and for IR Parent in form and substance reasonably satisfactory to the Administrative Agent and (v) all documents it may reasonably request relating to the existence of the Borrower and IR Parent, the corporate authority for and the validity of this Third Amendment and the Credit Agreement, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent.

                                (b)                Upon the effectiveness of this Third Amendment:

                                           (i)      the Banks designated as "Terminating Banks" (the "Terminating Banks") on the signature pages hereof shall no longer be party to the Credit Agreement, as amended hereby;

                                           (ii)    the Banks designated as "Continuing Banks" (the "Continuing Banks") and the Banks designated as "Additional Banks" (the "Additional Banks") on the signature pages hereof shall have the respective Commitments set forth below the name of each such Bank on the signature pages hereof; and

                                          (iii)    each Terminating Bank and each Continuing Bank whose Commitment will be reduced upon the effectiveness of this Third Amendment shall, to the extent necessary to result in the Commitments of each Continuing Bank and each Additional Bank to be as set forth in the signature pages hereto, be deemed to have assigned and sold all of the rights of such Bank to the extent of its Commitment, or such reduced portion of its Commitment, as applicable, to the Additional Banks and the Continuing Banks whose respective Commitments will be increased upon the effectiveness of this Third Amendment, in each case in amounts determined by the Administrative Agent to result in the final Commitment allocation reflected in the signature pages hereof, and such assignee Banks shall be deemed to have accepted such assignments and shall succeed to the associated rights and obligations under the Credit Agreement.

                                8.  Representations and Warranties.  The Borrower and IR Parent, respectively, hereby represent and warrant on the date hereof that, after giving effect to this Third Amendment, (a) no Default or Event of Default has occurred and is continuing and (b) each of the representations and warranties of the Borrower and IR Parent, respectively, in or pursuant to the Loan Documents is true and correct in all material respects, as if made on and as of the date hereof.

                              9.  Continuing Effect of Credit Agreement.  This Third Amendment shall not be construed as a waiver of or consent to any further or future action on the part of the Borrower or IR Parent that would require a waiver or consent by the Administrative Agent and/or the Banks.  Except as expressly amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

                            10.  Counterparts.  This Third Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  Delivery of an executed signature page of this Third Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                            11.  GOVERNING LAW.  THIS THIRD AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                            12.  Expenses.  The Borrower and IR Parent agree to pay the amounts and reimburse the Administrative Agent for the costs and expenses described in the fee letter, dated as of May 2, 2003, among JPMorgan Chase Bank, J.P. Morgan Securities Inc., the Borrower and IR Parent.

                            IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

                                                                            INGERSOLL-RAND COMPANY

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                                                                            INGERSOLL-RAND COMPANY LIMITED

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